CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, included in Post-Effective Amendment No. 108 to the Registration Statement (Form N-1A, No. 333-57793) of SPDR Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 29, 2013, with respect to the financial statements and financial highlights of SPDR® Russell 3000® ETF (formerly SPDR® Dow Jones Total Market ETF), SPDR® Russell 1000® ETF (formerly SPDR® Dow Jones Large Cap ETF), SPDR® S&P® 500 Growth ETF, SPDR® S&P® 500 Value ETF, SPDR® Russell Small Cap Completeness ETF (formerly SPDR® Dow Jones Mid Cap ETF), SPDR® S&P® 400 Growth ETF, SPDR® S&P® 400 Value ETF, SPDR® S&P® 600 Small Cap ETF, SPDR® S&P® 600 Small Cap Growth ETF, SPDR® S&P® 600 Small Cap Value ETF, SPDR® Russell 1000® Low Volatility ETF, SPDR® S&P® 1500 Momentum Tilt ETF, SPDR® S&P® 1500 Value Tilt ETF, SPDR® Russell 2000® Low Volatility ETF, SPDR® Global Dow ETF, SPDR® Dow Jones REIT ETF, SPDR® S&P® Bank ETF, SPDR® S&P® Capital Markets ETF, SPDR® S&P® Insurance ETF, SPDR® S&P® Mortgage Finance ETF, SPDR® S&P® Regional Banking ETF, SPDR® Morgan Stanley Technology ETF, SPDR® S&P® Dividend ETF, SPDR® S&P® Aerospace & Defense ETF, SPDR® S&P® Biotech ETF, SPDR® S&P® Health Care Equipment ETF, SPDR® S&P® Health Care Services ETF, SPDR® S&P® Homebuilders ETF, SPDR® S&P® Metals & Mining ETF, SPDR® S&P® Oil & Gas Equipment & Services ETF, SPDR® S&P® Oil & Gas Exploration & Production ETF, SPDR® S&P® Pharmaceuticals ETF, SPDR® S&P® Retail ETF, SPDR® S&P® Semiconductor ETF, SPDR® S&P® Software & Services ETF, SPDR® S&P® Telecom ETF, SPDR® S&P® Transportation ETF, SPDR® Wells Fargo® Preferred Stock ETF, SPDR® Barclays 1-3 Month T-Bill ETF, SPDR® Barclays TIPS ETF, SPDR® Barclays Short Term Treasury ETF, SPDR® Barclays Intermediate Term Treasury ETF, SPDR® Barclays Long Term Treasury ETF, SPDR® Barclays Short Term Corporate Bond ETF, SPDR® Barclays Intermediate Term Corporate Bond ETF, SPDR® Barclays Long Term Corporate Bond ETF, SPDR® Barclays Issuer Scored Corporate Bond ETF, SPDR® Barclays Convertible Securities ETF, SPDR® Barclays Mortgage Backed Bond ETF, SPDR® Barclays Aggregate Bond ETF, SPDR® Nuveen Barclays Municipal Bond ETF, SPDR® Nuveen Barclays California Municipal Bond ETF, SPDR® Nuveen Barclays New York Municipal Bond ETF, SPDR® Nuveen Barclays Short Term Municipal Bond ETF, SPDR® Nuveen S&P® VRDO Municipal Bond ETF, SPDR® Nuveen S&P High Yield Municipal Bond ETF, SPDR® Nuveen Barclays Build America Bond ETF, SPDR® DB International Government Inflation-Protected Bond ETF, SPDR® Barclays Short Term International Treasury Bond ETF, SPDR® Barclays International Treasury Bond ETF, SPDR® Barclays International Corporate Bond ETF, SPDR® Barclays Emerging Markets Local Bond ETF, SPDR® Barclays High Yield Bond ETF, SPDR® Barclays Short Term High Yield Bond ETF, SPDR® Barclays Investment Grade Floating Rate ETF, SPDR® Barclays 1-10 Year Tips ETF, SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF and SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF (sixty eight of the portfolios comprising SPDR® Series Trust) included in the June 30, 2013 annual reports of SPDR Series Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 28, 2013